                                                               Exhibit (h)(1)(i)

                                                                       Exhibit A
                                                                       ---------

                      Schedule to Administration Agreement
                            as of September 20, 2001

                                                                 Fee Rate:
                                                                 --------
                                        Institutional and
                                       Administrative Classes                Classes A, B & C
                                       ----------------------                ----------------

                                       Core                        Core
Fund                                   Expenses*  Other    Total   Expenses*   Other    Total**
----                                   ------------------------------------------------------
PIMCO Capital Appreciation             0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Mid-Cap                          0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Micro-Cap                        0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Renaissance                      0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Select Growth                    0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Growth                           0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Target                           0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Opportunity                      0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Innovation                       0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Value                            0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Small-Cap Value                  0.05        0.20     0.25     0.05       0.35    0.40
PIMCO Mega-Cap                         0.05        0.20     0.25     0.05       0.35    0.40
Allianz Select International           0.10        0.40     0.50     0.10       0.60    0.70
PIMCO Structured Emerging
   Markets                             0.10        0.40     0.50     0.10       0.55    0.65
PIMCO Tax-Efficient Structured
   Emerging Markets                    0.10        0.40     0.50     0.10       0.55    0.65
PIMCO Tax-Efficient Equity             0.05        0.20     0.25     0.05       0.35    0.40
NFJ Equity Income                      0.05        0.20     0.25       n/a       n/a     n/a
NFJ Value                              0.05        0.20     0.25       n/a       n/a     n/a
NFJ Value 25                           0.05        0.20     0.25       n/a       n/a     n/a
PIMCO Global Innovation                0.10        0.30     0.40     0.10       0.50    0.60
PIMCO Growth & Income                  0.05        0.20     0.25     0.05       0.45    0.50
PIMCO Select Value                     0.05        0.20     0.25     0.05       0.45    0.50
PIMCO Healthcare Innovation            0.05        0.20     0.25     0.05       0.45    0.50
PIMCO International Growth             0.10        0.40     0.50     0.10       0.60    0.70
PIMCO Emerging Countries               0.10        0.40     0.50     0.10       0.60    0.70
PIMCO Pacific Rim                      0.10        0.40     0.50     0.10       0.60    0.70
PIMCO Latin America                    0.10        0.40     0.50     0.10       0.60    0.70
PIMCO Worldwide Growth                 0.10        0.30     0.40     0.10       0.50    0.60
PIMCO Global Health Care               0.10        0.30     0.40     0.10       0.50    0.60
PIMCO Large-Cap Growth                 0.05        0.20     0.25     0.05       0.35    0.40

PIMCO Funds Asset Allocation Series
-----------------------------------
        90/10 Portfolio                0.02        0.13     0.15     0.02       0.38    0.40
        60/40 Portfolio                0.02        0.13     0.15     0.02       0.38    0.40
        30/70 Portfolio                0.02        0.13     0.15     0.02       0.38    0.40

------------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.
** The Total fee rate for Class A, B and C shares shall be reduced by 0.05% per annum on a Fund's average daily net assets attributable in the aggregate to Class A, B and C shares in excess of $2.5 billion. For example, Class A, B and C shares of PIMCO Capital Appreciation Fund shall pay an annual fee rate of 0.40% on the Fund's first $2.5 billion of average daily net assets attributable in the aggregate to Class A, B and C shares, and 0.35% on such assets in excess of $2.5 billion.

                                                   Class D Shares
                                                   --------------

                                             Core
Fund                                         Expenses*     Other      Total
----                                         ------------------------------
PIMCO Capital Appreciation                   0.05          0.60       0.65
PIMCO Mid-Cap                                0.05          0.60       0.65
PIMCO Renaissance                            0.05          0.60       0.65
PIMCO Growth                                 0.05          0.60       0.65
PIMCO Innovation                             0.05          0.60       0.65
PIMCO Value                                  0.05          0.60       0.65
PIMCO Tax-Efficient Equity                   0.05          0.60       0.65
PIMCO Select Growth                          0.05          0.60       0.65
PIMCO Opportunity                            0.05          0.60       0.65
PIMCO Small-Cap Value                        0.05          0.60       0.65
PIMCO Global Innovation                      0.10          0.75       0.85
PIMCO Target                                 0.05          0.60       0.65
Allianz Select International                 0.10          0.85       0.95
PIMCO Select Value                           0.05          0.70       0.75
PIMCO Growth & Income                        0.05          0.70       0.75
PIMCO Healthcare Innovation                  0.05          0.70       0.75
PIMCO International Growth                   0.10          0.85       0.95
PIMCO Emerging Countries                     0.10          0.85       0.95
PIMCO Pacific Rim                            0.10          0.85       0.95
PIMCO Latin America                          0.10          0.85       0.95
PIMCO Worldwide Growth                       0.10          0.75       0.85
PIMCO Global Health Care                     0.10          0.75       0.85
PIMCO Large-Cap Growth                       0.05          0.70       0.75

----------------
* Core Expenses include custody, portfolio accounting and tax preparation expenses.